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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
General Magic, Inc.:


We consent herein to incorporation by reference in the registration statement to be filed on or about May 25, 2000 on Form S-3 of General Magic, Inc. of our report dated January 28, 2000, relating to the consolidated balance sheets of General Magic, Inc. and subsidiary (a development stage enterprise) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999, and for the period from May 1, 1990 (inception) to December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-K/A of General Magic, Inc., and to the reference of our firm under the heading "Experts" in the Prospectus.

                                                                    /s/ KPMG LLP


Mountain View, California
May 25, 2000